SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 2002


                          BUCKHEAD AMERICA CORPORATION
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-22132

            Delaware                                      58-2023732
 (State or other jurisdiction of               (IRS Employer Identification No.)
         incorporation)


              7000 Central Parkway
                    Suite 850                              30328
                Atlanta, Georgia                         (Zip Code)
    (Address of principal executive offices)



        Registrant's telephone number including area code (770) 393-2662



          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On September 13, 2002, Robert Lee resigned as the Chief Financial Officer of Buckhead America Corporation (the "Company"). The Company and Mr. Lee agreed on this action in light of the recent budget cuts and staff reductions by the Company. Douglas Collins, President of the Company, stated that "Bob Lee has had a long and distinguished career with, and has provided outstanding service to, the Company. We regret the unfortunate economic circumstances that have led to this action, and this change is certainly no reflection on the Company's assessment of Mr. Lee. We wish Bob the best in his future professional endeavors." The work previously performed by Mr. Lee for the Company will be reassigned to other staff members and to outside service providers. The Company will appoint William Bausser, currently its Vice President of Finance and Administration, as its Chief Accounting Officer for reporting purposes.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BUCKHEAD AMERICA CORPORATION


Date:  September 24, 2002              By: /s/ Douglas Collins
                                          --------------------------------------
                                          Douglas Collins, President and Chief
                                          Executive Officer




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